Exhibit 23.2 - Consent of Experts

Beckstead and Watts, LLP
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Certified Public Accountants
                                                        3340 Wynn Road, Suite C
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                               702.362.0540 fax


To Whom It May Concern:

I have issued my report dated August 23, 2002, accompanying the financial statements of Wireless Wizard, Inc. on Form SB-2 for the period of June 28, 1999 (inception date) through June 30, 2002. I hereby consent to the incorporation by reference of said report on the Registration Statement of Wireless Wizard, Inc. on Form SB-2.


Signed,
/s/ G. Brad Beckstead
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    G. Brad Beckstead


October 7, 2002